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                                                                   Exhibit 10.20

                               EMPLOYEE AGREEMENT

         THIS EMPLOYEE AGREEMENT (this "Agreement") made and entered into this 4th day of October, 2000, by and between David Ford (the "Employee") and United States Can Company, a Delaware corporation (the "Employer") having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60523.

                                 WITNESSETH THAT

         WHEREAS, the Employee is entrusted with knowledge of the Employer's and Affiliates' particular business methods and is trained and instructed in the Employer's and Affiliates' particular operations methods;

         WHEREAS, the Employee is entrusted with one or more of the following: manufacturing technology; operating procedures; purchasing information; cost data; price data; and customer-specific information and data; and

         WHEREAS, entering into this Agreement is a condition of receiving an option to purchase shares of stock of U.S. Can Corporation.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RESTRICTIVE COVENANTS. During the term of employment and for a period of 24 months, or for a period of time equal to the length of the Employee's tenure with the Employer (if such tenure is less than 24 months), after the employment relationship has been terminated for any reason, the Employee will not: (a) directly or indirectly on behalf of any other individual or entity, solicit or provide any services also provided by the Employer or any Affiliate to any individual or entity who is then or was at any time a client of the Employer and for whose account the Employee was responsible, in whole or in any part, at any time during the Employee's tenure with the Employer and the Affiliates or (b) directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business of the type and character in which the Employee was engaged on behalf of the Employer or any Affiliate which operates in the United States or Canada. At all times during and after employment with the Employer, the Employee will not use or disclose any trade secret of the Employer or any Affiliate or any proprietary or confidential information or data of the Employer or any Affiliate, including, without limitation, the Employer's or Affiliate's manufacturing technology, cost data, price data, customer lists, customer information and the other matters specified in paragraph 2 for the Employee's personal benefit, directly or indirectly, or in any way which could be detrimental to the Employer or any Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean the Employer and any of its "affiliates" as that term is defined in the Securities Exchange Act of 1934 as amended.

         2. EMPLOYER'S INFORMATION. The Employer and the Affiliates are in the business of container manufacturing and related businesses including, without limitation, aerosol containers;

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paint, plastic and general line containers; and custom and specialty products.
The Employee acknowledges that: (i) the Employer's and Affiliates' manufacturing technology is highly evolved; (ii) the Employer's and Affiliates' purchasing practices and cost data are not generally known in the packaging industry; (iii) the Employer and the Affiliates have a proprietary interest in the identity of their customers and their customer lists and in their efforts to identify potential customers; and (iv) documents and information regarding the Employer's and the Affiliates' manufacturing methods, sales, pricing, costs and the requirements of the Employer's and the Affiliates' customers are confidential and constitute trade secrets.

         3. RESTRICTION ACKNOWLEDGMENT. The Employee further acknowledges that:
(1) in the event the Employee's employment with the Employer terminates for any reason, the Employee will be able to earn a livelihood without violating the restrictive covenants contained in this Agreement; and (2) the Employee's ability to earn a livelihood without violating such covenants is a material condition to the Employee's receipt of an option to purchase shares of stock of U.S. Can Corporation.

         4. OTHER AGREEMENTS. It is expressly understood and agreed that no change, at any time, in compensation which may be given to the Employee and no change, at any time, in the nature of services to be performed by the Employee, shall amend, impair or otherwise affect any of this Agreement's terms or provisions. This Agreement may be amended only by a written document signed by the parties.

         5. WAIVER. Any failure of the Employer to demand rigid adherence to one or more of this Agreement's terms on one or more occasions, shall not be construed as a waiver nor deprive the Employer of the right to insist upon strict compliance.

         6. SEVERABILITY. If any one or more of the provisions of this Agreement should be ruled wholly or partially invalid or unenforceable by an arbitrator in accordance with the procedures set forth in paragraph 15 or a court of competent jurisdiction, then (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected, and (ii) the provision(s) held wholly or partially invalid or unenforceable shall be deemed amended and such court is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein.

         7. REMEDIES. If the Employee shall violate or attempt to violate any of the restrictive covenants contained in this Agreement, then the Employer or the affected Affiliate shall be entitled, as of right, to an injunction and/or other equitable relief against the Employee, restraining the Employee from violating or attempting to violate any of said covenants.

         8. SURVIVAL. Notwithstanding any employment termination, this Agreement shall remain a valid and enforceable contract between the parties, including (without limitation) this Agreement's restrictive covenants.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Employer and its Affiliates and the Employee and their respective successors and assigns.

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         10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law principles.

         11. WARRANTY/AGREEMENT. Unless previously disclosed to the Employer in writing, the Employee represents and warrants to the Employer that the Employee is not a party to any agreement (other than an agreement with an Employer or an Affiliate) which contains a covenant-not-to-compete or other restriction with respect to: (i) the nature of any services or business which the Employee is entitled to perform or conduct for Employer or its Affiliate; or (ii) the disclosure or use of any information which directly or indirectly relates to the nature of the business of the Employer and Affiliates or the services to be rendered by the Employee for Employer or its Affiliate. THE EMPLOYEE AGREES NOT TO USE OR DISCLOSE ANY CONFIDENTIAL OR PROPRIETARY INFORMATION OR DATA OF ANY FORMER EMPLOYER OR OTHER THIRD PARTY IN CONNECTION WITH THE EMPLOYEE'S EMPLOYMENT BY THE EMPLOYER.

         12. WORK-FOR-HIRE PROVISION. "Inventions" mean all systems, procedures, techniques, manuals, data bases, plans, lists, inventions, trade secrets, copyrights, patents, trademarks, discoveries, innovations, concepts, ideas and software conceived, compiled or developed by the Employee in the course of employment with the Employer and/or comprised, in whole or part, of the Employer's and the Affiliates' confidential information. Notwithstanding the foregoing, Inventions shall not include (a) any inventions independently developed by the Employee and not derived, in whole or part, from any Employer or Affiliate's confidential information, or (b) any invention made by the Employee prior to the Employee's exposure to any confidential information. The parties acknowledge and agree that all work performed by the Employee hereunder shall be deemed "work for hire." The Employer shall at all times own and have exclusive right, title and interest in and to all Employer and the Affiliates' confidential information and Inventions, and the Employer shall retain the exclusive right to license, sell, transfer and otherwise use and dispose of the same. Any and all enhancements of the Employer's and the Affiliates' manufacturing technology developed by the Employee shall be the exclusive property of the Employer. The employee hereby assigns to the Employer the Employee's sole and exclusive right, title and interest in and to all Inventions, without additional consideration of any kind whatsoever from the Employer or the Affiliates. The Employee agrees to execute and deliver any instruments or documents and to do all other things (including, without limitation, the giving of testimony) requested by the Employer (both during and after the Employee's employment by the Employer) in order to vest more fully in the Employer or the Affiliates all ownership rights in the Inventions (including, without limitation, obtaining patent, copyright to trademark protection therefor in the U.S. and/or foreign countries).

         13. RETURN OF INFORMATION. Following the Employee's termination of employment with the Employer and the Affiliates, the Employee agrees to return to the Employer and the Affiliates any keys, credit cards, passes, confidential documents or material, or other property belonging to the Employer or the Affiliates, and to return all writing, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Employer and the Affiliates. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act.

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         14. NOTICES. Notices and all other communications provided for in this
Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by certified mail, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), (iii) sent by facsimile (provided that transmission by facsimile shall be effective only if accompanied by depositing a hard copy for delivery to the address specified below, postage prepaid (in the case of mailing in the U.S., by U.S. mail, and in the case of mailing outside the U.S. by mailing via overnight or two-day delivery)), or (iv) sent by prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties like notice). Such notices, demands, claims and other communications shall be deemed given:

         (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated by delivery;

         (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

         (c) in the case of facsimile, the date upon which the transmitting party received confirmation of transmission and deposited a hard copy of such notice in the mail.

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Employer by mail:

         United States Can Company
         900 Commerce Drive
         Oakbrook, Illinois 60523
         Attention: General Counsel

to the Employer by facsimile:

         630/572-0822

To Employee:

         at the address of the Employee as set forth in the payroll records at the Employer.

         15. ARBITRATION OF ALL DISPUTES. Any dispute as to any claim under this Agreement (including, without limitation, disputes arising under Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, and the Age Discrimination in Employment Act) shall be settled by arbitration in Chicago, Illinois by an arbitrator, who shall be appointed pursuant to the rules of the American Arbitration Association. The arbitration shall be conducted promptly and expeditiously in accordance with the National Rules for Resolution of Employment Disputes of American Arbitration Association. Any award issued as a

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result of such arbitration shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that any award issued as a result of arbitration shall be reviewable de novo by a court of competent jurisdiction for errors of law. Notwithstanding the foregoing, the parties hereto shall not be entitled to, and no award shall include in whole or in part, punitive damages or exemplary damages. This paragraph 15 shall not be construed to limit the Employer's or an Affiliate's right to obtain relief under paragraph 7 with respect to any matter or controversy subject to paragraph 7, and the Employer shall be entitled to obtain any such relief by direct application to state, federal, or other applicable court, without being required to first arbitrate such matter or controversy.




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         16. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                   UNITED STATES CAN COMPANY

                                   By /s/ John L. Workman
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                                      Its:
                                          -------------------------------------

                                   EMPLOYEE

                                   /s/ David Ford
                                   --------------------------------------------